THE BEAR STEARNS COMPANIES INC.
                                  IncomeNotesSM
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-104455
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No.  1A
(To Prospectus dated April 24, 2003,
and Prospectus Supplement dated June 19, 2003)

Trade Date:    June 30, 2003
Issue Date:    July 3, 2003

The date of this Pricing Supplement is June 30, 2003

-------------- --------------- ------------------ -------------- --------------- -------------- -------------- ---------------------
                                                    Price to      Discounts &                                         Interest
  CUSIP#       Interest Rate     Maturity Date       Public       Commissions     Reallowance      Dealer        Payment Frequency
-------------- --------------- ------------------ -------------- --------------- -------------- -------------- ---------------------
07387EAA5          2.70%         July 15, 2008       100.00%         1.00%           .150%         99.25%               Semi
-------------- --------------- ------------------ -------------- --------------- -------------- -------------- ---------------------
07387EAB3          4.00%         July 15, 2013       100.00%         1.50%           .200%         98.90%               Semi
-------------- --------------- ------------------ -------------- --------------- -------------- -------------- ---------------------

                                                        Subject to Redemption

---------------------- -------------------- ----------- ---------- ------------------- ------------------- -------------------------
  First Interest         First Interest     Survivor's             Date and Terms of       Aggregate
   Payment Date          Payment Amount       Option     Yes/No        Redemption       Principal Amount          Net Proceeds
---------------------- -------------------- ----------- ---------- ------------------- ------------------- -------------------------
 January 15, 2004            $14.40            Yes         No             N/A                $872,000                $863,280
---------------------- -------------------- ----------- ---------- ------------------- ------------------- -------------------------
 January 15, 2004            $21.33            Yes         No             N/A              $1,233,000              $1,214,505
---------------------- -------------------- ----------- ---------- ------------------- ------------------- -------------------------

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.